FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to the Participation Agreement dated October 21, 1998, as amended (the “Agreement”) among T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. (the “Fund(s)”), T. Rowe Price Investment Services, Inc. (the “Underwriter”), and Equitable Financial Life Insurance Company of America (the “Company”), is effective as of June 6, 2022.

WHEREAS, Fund, Underwriter and Company wish to amend the Agreement in the manner set forth herein;

NOW, THEREFORE, the parties hereby amend the agreement as follows:

1. Schedule A of the Agreement is hereby amended and restated in the form attached hereto.

2. All other terms of the Agreement shall remain in full force and effect.

3. This Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES,INC.		EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:		By:
Name:	William Presley	Name:	Kenneth Kozlowski
Title:	Vice President	Title:	Signatory Officer

T. ROWE PRICE EQUITY SERIES, INC.

By:
Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:
Name:	Fran Pollack-Matz
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:
Name:	Fran Pollack-Matz
Title:	Vice President

SCHEDULE A

Name of Separate Account	Contracts Funded by Separate Account	Designated Portfolios
Equitable America Variable Account L formerly MONY Life Insurance Company of America Separate Account L)	All Contracts Funded by the Separate Accounts	All Portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc.
Equitable America Variable Account A (formerly MONY Life Insurance Company of America Separate Account A)
Equitable America Variable Account P (formerly MONY Life Insurance Company of America Separate Account P)
Equitable America Variable Account K (formerly MONY Life Insurance Company of America Separate Account K)
Equitable America Variable Account No. 70A
Variable Account AA

Company shall notify the Underwriter of the addition of any new Portfolios in advance of funding.

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